                                                                  EXHIBIT 10.42


                 SEVERANCE, CONSULTING AND NONCOMPETE AGREEMENT

         THIS SEVERANCE, CONSULTING AND NONCOMPETE AGREEMENT (the "Agreement") is entered into as of September 13, 1999 (the "Effective Date") among Claremont Restaurant Group, LLC, a North Carolina limited liability company ("Claremont"), Fresh Foods, Inc., a North Carolina corporation and the sole member and manager of Claremont ("Fresh Foods"), HERTH Management, Inc., a North Carolina corporation ("HERTH"), and James M. Templeton (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Executive is an executive employee of Claremont, having provided management services through HERTH, thereby acquiring an intimate knowledge of the business and affairs of Claremont; and

         WHEREAS, the Executive and Fresh Foods entered into a certain Change in Control Agreement dated as of August 29, 1997 (the "Change in Control Agreement"); and

         WHEREAS, the Executive and Fresh Foods desire to terminate the Change in Control Agreement and to set forth their agreement with respect to such termination; and

         WHEREAS, the Executive, HERTH, Claremont and Fresh Foods desire to set forth their agreement with respect to certain matters relating to the Executive's employment, through HERTH, by Claremont; and

         WHEREAS, Claremont desires to engage the services of the Executive, through HERTH, as a consultant in the event of a sale or other disposition of Claremont by Fresh Foods and the Executive desires to be so engaged upon the terms and conditions provided herein; and

         WHEREAS, the Executive, HERTH and Claremont desire to set forth their agreement with respect to certain noncompete obligations of the Executive;

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. CHANGE IN CONTROL AGREEMENT TERMINATED. The parties agree that the Change in Control Agreement is hereby terminated in its entirety without liability on the part of any party as a consequence thereof. Without limiting the generality of the foregoing, neither Fresh Foods nor Claremont shall have any liability to the Executive, upon the sale of Claremont or Fresh Foods (or otherwise), pursuant to the Change in Control Agreement.

         2. EXECUTIVE'S EMPLOYMENT TERMINATED. The parties agree that the Executive's employment (through HERTH or otherwise) with any and all of Claremont, Fresh Foods and their subsidiaries, is hereby terminated in its entirety.

         3. CONSULTING SERVICES. Claremont agrees to engage the Executive, through HERTH, as a consultant as of the Effective Date, and the Executive hereby accepts such engagement, in each case upon the terms and conditions set forth in this Agreement. Throughout the term of this Agreement, the Executive shall report to the President of Claremont (or, if none exists, then the Manager(s) of Claremont) and shall perform such Consulting Services (as defined in Section 4) as the President or such Manager(s), as the case may be (the "Superior Officer"), may reasonably request.

         4. CONSULTING DUTIES. The Executive shall, to the extent reasonably requested by the Superior Officer, at reasonable times and places (a) consult with and advise Claremont on management of Claremont's restaurant operation and franchising business and (b) market and promote Claremont's restaurant operation and franchising business in the southeastern United States (collectively, "Consulting Services"). The Executive need not devote more than twenty hours per calendar week or 500 hours per calendar year to Consulting Services. Except as otherwise provided in this Agreement, the Executive is not entitled to payment of any fee or other compensation for his Consulting Services, but Claremont shall reimburse him for the reasonable out-of-pocket expenses that he incurs while performing Consulting Services upon presentation of receipts or other documentation in reasonable detail.

         5. INDEPENDENT CONTRACTOR. Claremont, HERTH and the Executive hereby agree that the Executive is an independent contractor, solely responsible for the manner and form in which he performs Consulting Services. Nothing contained herein shall be construed as creating an employer/employee, master/servant, principal/agent, partnership, joint venture or other similar kind of relationship. The Executive agrees that he will not take any action on behalf of Claremont without specific instructions from, and the prior approval of, the Superior Officer and that he does not have any right or power in any manner to bind or commit Claremont to any contract or other obligation with any individual or entity except upon the specific prior written approval of the Superior Officer.

         6. TERM. This Agreement shall terminate five years from the Effective Date, unless it is terminated earlier as provided elsewhere in this Section. Claremont may, by written notice to each of the Executive and HERTH, terminate this Agreement at any earlier date, it being understood that no termination of this Agreement shall affect (1) the Executive's obligations under Sections 8 and 9 of this Agreement, which shall remain in full force and effect, or (2) the obligations of Fresh Foods and Claremont under Section 7. This Agreement shall in any event terminate upon the death of the Executive.

         7. COMPENSATION.

            (a) Fresh Foods shall pay to HERTH, for the benefit of the Executive, as a lump sum payment, an amount equal to the sum of

                (i) $315,000 plus

                (ii) an amount determined by Fresh Foods to be equal to the aggregate of any and all federal, state and local income tax and excise tax liabilities of the

            Executive resulting from the payments due pursuant to clauses (i) and (ii) hereof; provided, however, that, if Fresh Foods determines that the total of all payments to HERTH for the benefit of the Executive under this Agreement after reduction for any and all federal, state and local income tax and excise tax liabilities of the Executive resulting therefrom (the "After-Tax Payments") would be increased by the limitation or elimination of any payment under this Section 7, then amounts payable under this Section 7 shall be reduced to the extent, and only to the extent, determined necessary by Fresh Foods to maximize the After-Tax Payments; and provided further that Fresh Foods shall withhold from all payments to be made to HERTH for the benefit of the Executive pursuant to this Agreement all taxes that, by applicable federal, state or local law, Fresh Foods determines that it is required to withhold.

         The payment required to be made to HERTH for the benefit of the Executive pursuant to the foregoing provisions of this Section 7 shall be made by bank check or other good funds on the Effective Date. The compensation payable pursuant to the foregoing provisions of this
         Section 7 is allocated as set forth on EXHIBIT A hereto among: (i) consideration for the Executive's consulting obligations, (ii) consideration for the Executive's noncompete obligations, (iii) a transaction success bonus and (iv) severance.

                  (b) COMPANY CAR. On the Effective Date, Fresh Foods and Claremont will transfer and convey to the Executive all of their right, title and interest in and to the motor vehicle currently used by the Executive for business purposes. Upon request by the Executive, Fresh Foods and Claremont will execute and deliver all such documents and take all such other actions as the Executive may reasonably request to better evidence such transfer and conveyance.

                  (c) INSURANCE PREMIUMS. On the Effective Date, Fresh Foods will deliver to the Executive a bank check in an amount equal to the present value, discounted at 4.5%, of all future premium payments due on the term life insurance policy (no. 0030026670-0) issued by Security Life and Trust Insurance Company insuring the Executive's life (such amount not to exceed $34,823.86).

         8. COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION. During the Executive's prior positions with Claremont and Fresh Foods and during the term of this Agreement, the Executive has and will become acquainted with confidential information of Claremont, Fresh Foods and their affiliates, including, but not limited to, customer files, customer lists, special customer matters, sales methods and techniques, merchandising concepts and plans, business plans, sources of supply and vendors, special business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, personnel matters and confidential processes, designs, formulas, ideas, plans, devices and materials and other similar matters that are kept confidential (any and all such information being referred to herein as "Confidential Information"). The use of Confidential Information against Claremont or Fresh Foods would seriously damage its business. Accordingly, the Executive agrees:

            (a) He shall not, directly or indirectly, use, divulge, publish or otherwise reveal or allow to be revealed any Confidential Information to any individual or entity except with the prior, express and written consent of either Claremont or Fresh Foods, as applicable, or as required by law;

            (b) He shall refrain from any action or conduct that might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of any Confidential Information; and

            (c) He shall have no right to apply for, or to obtain any patent, copyright or other form of intellectual property protection regarding, any Confidential Information.

         9. COVENANT NOT TO COMPETE.

            (a) COVENANT. The Executive hereby stipulates, covenants and agrees that, during the Restrictive Period (as defined below), he shall not, directly or indirectly, other than on behalf of Claremont, without Claremont's prior, express and written consent:

               (i) Engage in Competition (as defined below) with Claremont or any of its successors or assigns; or

               (ii) Employ or solicit the employment of any individual who is, or has been, at any time during the Restrictive Period or during the twelve complete calendar months immediately preceding the Effective Date, an employee of Claremont.

            (b) DEFINITIONS. As used in this Section, the following terms shall have the following meanings:

               (i) "Business" shall mean the business conducted by Claremont at the Effective Date, including the business of restaurant operation and restaurant franchising, but excluding the business conducted by any entity in which the Executive has an equity interest at the Effective Date.

               (ii) "Competition" shall mean:

                    (1) Engaging in the Business within the Territory;

                    (2) Assisting any individual or entity, whether in a
               financial, managerial, employment, advisory or other material capacity, to engage in the Business within the Territory; provided, however, that nothing herein shall preclude the Executive, directly or indirectly, from leasing restaurant property to a tenant as a bona fide lessor; or

                    (3) Owning any interest in, or organizing an entity that
               engages in, the Business within the Territory; provided, however, that nothing herein shall preclude the Executive, directly or indirectly, from holding not more than one percent of the outstanding shares of common stock of any company whose shares of common stock are listed on a national securities exchange or authorized for quotation by NASDAQ.

               (iii) "Restrictive Period" shall mean the five-year period beginning on the Effective Date.

               (iv) "Territory" shall mean the 25-mile radius from (A) any restaurant owned or franchised directly or indirectly by Claremont or (B) any other site used directly or indirectly by Claremont, to the extent that the business of the restaurant or site was assisted by the Executive during the term of his service to Fresh Foods or Claremont.

         10. ENFORCEMENT. In the event of any breach of this Agreement, Claremont, Fresh Foods and their successors and assigns shall be entitled to any and all of the following remedies in addition to such other remedies as they may have in equity or at law:

            (a) In that a breach or anticipatory breach by the Executive of
         Section 8 or 9 of this Agreement will cause irreparable damage to Claremont or Fresh Foods, Claremont or Fresh Foods, as applicable, shall be entitled to an injunction restraining the Executive from attempting to violate, violating or continuing a violation of Section 8 or 9 of this Agreement. The existence of any claim or cause of action on the part of the Executive against Claremont, Fresh Foods or their successors or assigns, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of Sections 8 and 9.

            (b) The Restrictive Period shall be extended by any time period during which the Executive is in violation of this Agreement.

         11. RELEASES.

            (a) The Executive hereby releases, discharges and acquits each of Claremont and Fresh Foods and each of their affiliates, subsidiaries, agents, employees, officers, directors, shareholders, attorneys, accountants, agents, representatives, successors and assigns (collectively referred to as the "Released Persons") of and from any and all claims, demands, actions, rights, causes of action, obligations and liabilities, known and unknown, that the Executive has against the Released Persons (or any of them) relating to or arising out of the Executive's employment (through HERTH or otherwise) by Claremont and Fresh Foods, including, but not limited to, wrongful discharge, breach of contract, tort, the Civil Rights Act, Age Discrimination in Employment Act, Employee Retirement Income Security Act or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

            (b) The Executive hereby releases, discharges and acquits the Released Persons of and from any and all claims, demands, actions, rights, causes of action, obligations and liabilities, known and unknown, that the Executive has against the Released Persons (or any of them) relating to or arising out of his status as a shareholder of Fresh Foods.

         12. ACKNOWLEDGEMENT OF ADEQUATE CONSIDERATION. The parties stipulate and agree that the payments and other benefits owed to the Executive and to HERTH for the benefit of the Executive by Fresh Foods and Claremont under this Agreement and the performance of Fresh Foods' and Claremont's obligations hereunder constitute sufficient consideration to support enforcement of the covenants of this Agreement.

         13. ACKNOWLEDGEMENT OF REASONABLENESS. The Executive has carefully read and considered the provisions of this Agreement in consultation with attorneys of his choice and agrees that the restrictions set forth herein are fair and reasonably required for Claremont's protection. In the event that any provision relating to the Restrictive Period or the Territory (or both) shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographical area such court deems reasonable and enforceable under applicable law, the time period or area of restriction considered reasonable and enforceable by the court shall thereafter be the applicable Restrictive Period or Territory under this Agreement.

         14. ATTORNEYS' FEES. Should it become necessary for Claremont or Fresh Foods to institute legal proceedings as a result of a breach of any terms or covenants contained in this Agreement, Claremont or Fresh Foods, as applicable, shall, if it is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to it, either at law or in equity. Should it become necessary for the Executive or HERTH to institute legal proceedings as a result of a breach of any terms or covenants contained in this Agreement, the Executive or HERTH, as applicable, shall, if he or it is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to him, either at law or in equity.

         15. SEVERABILITY. The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, as determined by a court of competent jurisdiction, shall not affect the remaining portions of this Agreement, or any part thereof; and, in case of any such illegality, unenforceability or invalidity, this Agreement shall be construed as if such covenants, phrases, clauses, sentences or paragraphs, to the extent and only to the extent determined to be illegal, unenforceable or invalid, had not been inserted.

         16. WAIVER OF BREACH. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

         17. ENTIRE AGREEMENT; NO EFFECT ON OPTIONS. This Agreement sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes all previous and contemporaneous understandings or agreements, written and oral. This Agreement may be modified only by an agreement in writing, signed by all parties, purporting to modify it. This Agreement shall not be construed as having any effect on the rights of the Executive under the stock option agreements and related stock option plans that govern stock options that have been granted by Fresh Foods to the Executive and may be held by the Executive at the Effective Date.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws thereof.

         19. NOTICES. Any notice that may be given hereunder shall be in writing and shall be deemed to have been given on the earlier to occur of (a) actual receipt or (b) the second business day after the same shall have been mailed by certified mail, postage prepaid, return receipt requested, to the parties at the addresses listed below:

         If to Claremont:                   Claremont Restaurant Group, LLC
                                            P.O. Box 3967
                                            Hickory, NC  28603
                                            Attention:  David R. Clark

         If to Fresh Foods:                 Fresh Foods, Inc.
                                            P.O. Box 3967
                                            Hickory, NC  28603
                                            Attention:  David R. Clark

         If to HERTH:                       HERTH Management, Inc.
                                            P.O. Box 3967
                                            Hickory, NC  28603
                                            Attention:  James C. Richardson, Jr.

         If to Executive:                   James M. Templeton
                                            P.O. Box 92
                                            Newton, NC  28658

or, in any case, to such other address as the party to whom or to which such notice is to be given shall have specified by notice given to the other parties.

         20. SUCCESSORS, HEIRS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  CLAREMONT RESTAURANT GROUP, LLC

                                  By:   FRESH FOODS, INC.,
                                        Its Sole Member and Manager


                                        By: /s/ DAVID R. CLARK
                                            ---------------------------
                                              David R. Clark
                                              President


                                  FRESH FOODS, INC.


                                  By: /s/ DAVID R. CLARK
                                      --------------------------------
                                        David R. Clark
                                        President


                                  HERTH MANAGEMENT, INC.


                                  By: /s/ JAMES C. RICHARDSON, JR.
                                      --------------------------------
                                        James C. Richardson, Jr.
                                        President


                                 THE EXECUTIVE:


                                       /s/ JAMES M. TEMPLETON         (SEAL)
                                      --------------------------------
                                      James M. Templeton

                                    EXHIBIT A

                                            DOLLAR AMOUNT PURSUANT                PERCENTAGE OF TOTAL
                                               TO SECTION 7(a)                  PAYMENTS PURSUANT TO
                                              (BEFORE ADJUSTMENT                SECTIONS 7(a) AND 7(b)
ALLOCATION CATEGORY                         UNDER SECTION 7(b))                  OF THIS AGREEMENT
-------------------                         ----------------------               ---------------------
Consulting                                     $    70,961                                 23%

Noncompete                                         236,538                                 75%

Transaction Success Bonus                                0                                  0%

Severance                                            7,501                                  2%
                                             -------------                                ---


         TOTAL                                  $  315,000                                100%
                                                ==========                               ====
